Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Embassy Bancorp, Inc.

Bethlehem, Pennsylvania

We hereby  consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 30, 2016, relating  to the consolidated financial statements of Embassy Bancorp, Inc., appearing in the Annual Report on Form 10-K of Embassy Bancorp, Inc. filed with the Securities and Exchange Commission on March 30, 2016.

Allentown, Pennsylvania

July 19, 2016